UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Executive Deferred Compensation Agreement with Ronald A. Aramini.

On December 28, 2006, Pemco Aviation Group, Inc. (the “Company”) and Ronald A. Aramini, the Company’s President and Chief Executive Officer, entered into a Second Amendment, effective December 29, 2006 (the “Second Amendment”), to the Executive Deferred Compensation Agreement, dated as of May 3, 2002 (the “Agreement”), between the Company and Mr. Aramini. The Company and Mr. Aramini had previously entered into a First Amendment (the “First Amendment”) to the Agreement dated as of May 16, 2003.

The Agreement, as amended by the First Amendment, provided for an initial lump-sum contribution by the Company to an associated rabbi trust for the benefit of Mr. Aramini, and, for each of the 2002, 2003, 2004, 2005, 2006 and 2007 full calendar years of employment, an additional Company lump sum trust contribution following year-end. Company contributions to the trust are invested by the trustee and are to be disbursed to Mr. Aramini in accordance with the terms of the Agreement. Pursuant to the Second Amendment to the Agreement, the Company’s obligation to make the $380,326 lump sum trust contribution for the 2007 calendar year has been eliminated.

A copy of the Agreement is attached as Exhibit No. 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. A copy of the First Amendment dated as of May 16, 2003 is attached as Exhibit No. 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

The foregoing description of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Executive Deferred Compensation Agreement between the Company and Ronald A. Aramini dated December 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2007	PEMCO AVIATION GROUP, INC.

	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Senior Vice President and Chief Financial Officer